                          SCHEDULE 14A INFORMATION
                               (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

[x]    Filed by the Registrant

[ ]    Filed by a Party other than the Registrant

Check the appropriate box:

[ ]    Preliminary Proxy Statement        [ ]     Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[x]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       AMERICAN BUSINESS PRODUCTS, INC.
                 (Name of Registrant as Specified in Charter)

       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount previously paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

[AMERICAN BUSINESS
           PRODUCTS LOGO]
                                                AMERICAN BUSINESS PRODUCTS, INC.
                                   POST OFFICE BOX 105684 ATLANTA, GEORGIA 30348
                                                                  (770) 953-8300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996

     NOTICE HEREBY IS GIVEN that the 1996 Annual Meeting of Shareholders of American Business Products, Inc. (the "Company") will be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, April 24, 1996 at 11:00 a.m., Atlanta time, for the purpose of considering and voting upon:

          1. A proposal to elect four directors of the Company.

          2. A proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

          3. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 5, 1996 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors.

                                           /s/ Dawn M. Gray
                                           ----------------
                                           DAWN M. GRAY
                                           Secretary

Atlanta, Georgia
March 18, 1996

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROMPT RETURN OF PROXY CARDS WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                        AMERICAN BUSINESS PRODUCTS, INC.
                             2100 RIVEREDGE PARKWAY
                                   SUITE 1200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996

     This Proxy Statement is furnished to the shareholders of American Business Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Wednesday, April 24, 1996 at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, at 11:00 a.m., Atlanta time.

     The approximate date on which this Proxy Statement and the enclosed form(s) of proxy card are first being sent or given to shareholders is March 18, 1996.

                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of the Common Stock of the Company, $2.00 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 5, 1996. On the record date, 16,386,497 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees,withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

     In voting with regard to the proposal to ratify the appointment of independent auditors (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

     Under the rules of the New York Stock Exchange (the "Exchange") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

PROXIES FOR HOLDERS OF COMMON STOCK

     Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. If the proxy is completed properly and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. IF THE PROXY IS PROPERLY EXECUTED AND RETURNED BUT WITHOUT INSTRUCTIONS FOR VOTING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. Any shareholder who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Secretary of the Company, or by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person; provided, however, that under the rules of the Exchange, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchange. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting other than that described herein, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.

PROXIES FOR PARTICIPANTS IN EMPLOYEE BENEFIT PLANS

     Separate proxy cards are being transmitted to all persons who have shares of Common Stock attributable to their accounts as participants or beneficiaries under the American Business Products, Inc. Profit Sharing Retirement Plan (the "Profit Sharing Plan") and the American Business Products, Inc. Employee Savings Plan (the "401(k) Plan"). These proxy cards appoint the respective Trustees for the Profit Sharing Plan and the 401(k) Plan to vote the shares held for the accounts of the participants or their beneficiaries in the Profit Sharing Plan and the 401(k) Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE PROFIT SHARING PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE PROFIT SHARING PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN AS THE TRUSTEES DEEM PROPER IN THEIR BEST JUDGMENT. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE 401(K) PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE 401(K) PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN IN PROPORTION WITH THE VOTES CAST BY THE PARTICIPANTS OR BENEFICIARIES IN THE 401(K) PLAN WHO PROPERLY EXECUTED AND DELIVERED PROXY CARDS TO THE TRUSTEES.

     Any Profit Sharing Plan or 401(k) Plan participant or beneficiary who executes and delivers a proxy card to the Trustee may revoke it at any time prior to its use by giving written notice to the respective Trustees or by executing and delivering to the Trustee a duly executed proxy card bearing a later date. Under the terms of the Profit Sharing Plan and the 401(k) Plan, only the Trustees of such plans can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone, facsimile or telegraph. All expenses incurred in connection with the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms, nominees, custodians, fiduciaries and others for forwarding solicitation materials to beneficial owners of Common Stock.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of December 31, 1995 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each executive officer named in the Summary Compensation Table herein and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons.

                                                          NUMBER OF SHARES        PERCENT OF
                              NAME                      BENEFICIALLY OWNED(1)       CLASS
          --------------------------------------------  ---------------------     ----------
          Curtis Investment Company, LP
            Lonnie C. Baxter                                  4,066,511(2)           24.8%
          T. R. Carmody                                          62,677(3)              *
          R. W. Gundeck                                           8,447(3)              *
          H. Curtis VII                                         232,477(3)            1.4%
          W. C. Downer                                           20,712(3)              *
          R. A. LeFeber                                          15,865(3)              *
          All directors and executive officers of the
            Company as a group (17 persons)                     487,002(4)            3.0%

---------------

 * Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) The stock ownership information shown above and in "Proposal 1 -- Election of Directors -- Information Regarding Nominees and Directors" is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of Common Stock of the Company which may be acquired within 60 days upon the exercise of outstanding stock options. The named persons have sole voting and investment power with regard to the shares shown as owned by such persons except as otherwise indicated.

(2) The shares shown include 132,990 shares owned by Lonnie C. Baxter; 153 shares allocated to the account of Ms. Baxter under the Profit Sharing Plan; 103,371 shares that Ms. Baxter votes as trustee of certain family trusts or as custodian for certain minor family members and as to which she disclaims any beneficial ownership; 2,250 shares which Ms. Baxter votes as Chairperson of the Arcadia Wildlife Preserve and as to which she disclaims any beneficial ownership; 41,692 shares owned by the Residuary Trust Under the Will of Richard B. Curtis for which Ms. Baxter shares voting and investment power with Richard B. Curtis, Jr. and SunTrust Bank, Atlanta and as to which she disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which Ms. Baxter shares voting and investment power; and 3,764,962 shares owned by Curtis Investment Company, LP ("CIC"), a limited partnership of which Ms. Baxter is the managing general partner. As managing general partner, Ms. Baxter has sole voting and investment power for all of the shares owned by CIC, although Ms. Baxter's proportionate interest in CIC is less than 10%. Ms. Baxter is the sister of Henry Curtis VII, a current director and the Vice President of Administration of the Company. The address of CIC and Ms. Baxter is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

(3) With regard to the beneficial ownership of shares of Common Stock by Messrs. Carmody, Gundeck and Curtis, see Note (1) on page 7 hereof; with regard to Mr. Downer, the shares shown include 6,663 shares owned jointly with his wife, 7,699 shares which Mr. Downer may acquire upon the exercise of stock options and 6,350 shares allocated to his account under the Profit Sharing Plan; with regard to Mr. LeFeber, the shares shown include 4,046 shares owned jointly with his wife, 4,433 shares which

     Mr. LeFeber may acquire upon the exercise of stock options, 5,386 shares allocated to his account under the Profit Sharing Plan and 2,000 shares owned by his spouse for which Mr. LeFeber disclaims any beneficial ownership.

(4) The shares shown include 50,272 shares which may be acquired by certain directors and executive officers pursuant to the exercise of stock options; 4,360 shares owned by the spouses of certain directors and executive officers for which the respective persons disclaim beneficial ownership; 56,056 shares owned jointly by certain directors and executive officers with their spouses; 79,507 shares voted by a director as trustee and as to which he disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which a director shares voting and investment power; 38,594 shares allocated to the accounts of the directors and executive officers under the Profit Sharing Plan; and 16,226 shares held by Messrs. Aderhold and Dickson, current directors whose terms of office as directors of the Company will not continue after the Annual Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than fifteen persons and that the number of directors shall be determined from time to time by the Board of Directors. The Board of Directors has set the number of directors of the Company at twelve. The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified.

     The Board of Directors has nominated W. J. Biggers, Henry Curtis VII, C. Douglas Miller and G. Harold Northrop to stand for election as directors at the Annual Meeting. Messrs. Biggers, Curtis and Northrop presently are members of the Board of Directors whose terms are scheduled to expire at the Annual Meeting. Each nominee has consented to serve as a director if elected. If elected by the shareholders, Messrs. Biggers, Curtis, Miller and Northrop will serve a three-year term which will expire at the time of the 1999 Annual Meeting of Shareholders.

     If any of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates or by resolution reduce the authorized number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT W. J. BIGGERS, HENRY CURTIS VII, C. DOUGLAS MILLER AND G. HAROLD NORTHROP AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below is certain information as of December 31, 1995 regarding the four nominees for director, all current directors whose terms of office will continue after the Annual Meeting and Messrs. Aderhold and Dickson, directors whose terms of office will not continue after the Annual Meeting. The vacancy created by Mr. Aderhold's retirement may be filled by the affirmative vote of a majority of the Company's directors for the remaining unexpired portion of Mr. Aderhold's term. The Board of Directors desires to fill the vacant director position but has not yet identified an appropriate person to fill this position. The Board of Directors in its discretion may fill this position prior to the 1997 Annual Meeting.

                DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING

     W. J. BIGGERS served as Chairman of the Board of the Company from 1983 until 1994, as President of the Company from 1973 to 1985 and as Chief Executive Officer of the Company from 1973 to 1988. Mr. Biggers retired as an officer of the Company in 1991 after having served with the Company or its predecessors since 1961. Mr. Biggers has been a director of the Company since 1968. Mr. Biggers is 68. He beneficially owns 89,004 shares of the Common Stock of the Company.*(1)

     HENRY CURTIS VII has been Vice President of Administration of the Company since April 1995. He served as Vice President of Administration and Sales Support of Curtis 1000 Inc. from 1992 to March 1995. He previously served as Director of Administration and Sales Support of Curtis 1000 Inc. from 1990 to 1992. Mr. Curtis served as Director of Employee Benefits of the Company from 1983 to 1990 and has held various positions with the Company and its wholly-owned subsidiaries, Curtis 1000 Inc. and Vanier Graphics Corporation, since 1971. He has been a director of the Company since 1989. Mr. Curtis is 47. He beneficially owns 232,477 shares (1.4%) of the Common Stock of the Company.(1)

     HERBERT J. DICKSON has been a management consultant since 1993. He previously served as Chairman of the Board of Fortune Financial Services, Inc., a finance company, from 1987 to 1993. Mr. Dickson has been a director of the Company since 1973. He also is a director of Blount, Inc. and Martin Industries, Inc. Mr. Dickson is 70. In compliance with Company retirement policies, Mr. Dickson's term of office as a director of the Company will not continue after the Annual Meeting. He beneficially owns 9,167 shares of the Common Stock of the Company.*(2)

     C. DOUGLAS MILLER has been Chief Executive Officer and President of Norrell Corporation since October 1993. He joined Norrell Services, Inc., a subsidiary of Norrell Corporation, in 1979, and served as President and Chief Operating Officer of that company from 1990 to 1992. Mr. Miller serves as a director of Norrell Corporation. Mr. Miller is 54.

     G. HAROLD NORTHROP has been Vice Chairman of the Board of Trustees of the Ida Cason Callaway Foundation, a nonprofit foundation (the "Foundation"), since 1992 and Chairman of the Executive Committee of the Board of Trustees of the Foundation since 1991. He also has served as a Trustee of the Foundation and a director of Callaway Gardens Resort, Inc., which operates Callaway Gardens, a resort and convention center, since 1972. Mr. Northrop was President and Chief Executive Officer of the Foundation from 1972 until 1991 and was President and Chief Executive Officer of Callaway Gardens Resort, Inc. from 1972 until 1990. Mr. Northrop has been a director of the Company since 1986. He also is a director of SunTrust Bank of Columbus, Georgia and John H. Harland Company. Mr. Northrop is 60. He beneficially owns 5,021 shares of the Common Stock of the Company.*(2)

      PERSON NOMINATED TO SERVE AS DIRECTORS UNTIL THE 1998 ANNUAL MEETING

     THOMAS R. CARMODY has been Chairman of the Board of Directors of the Company since April 1994 and served as Chief Executive Officer of the Company from 1988 until December 31, 1995. He previously served as President of the Company from 1985 until April 1994, as Executive Vice President of the Company from 1982 until 1985 and as Chief Operating Officer of the Company from 1982 until 1988. Mr. Carmody has been employed by the Company or Curtis 1000 Inc., a wholly-owned subsidiary of the Company, since 1955 and has been a director of the Company since 1983. Mr. Carmody is 62. He beneficially owns 62,677 shares of the Common Stock of the Company.*(1)

     ROBERT W. GUNDECK has been Chief Executive Officer of the Company since January 1, 1996 and President of the Company since April 1994. He served as Chief Operating Officer of the Company from 1993 until December 31, 1995. He previously served as Executive Vice President of the Company from 1993 until April 1994 and as Vice President of Corporate Development of the Company from 1990 until 1993. From 1988 until 1990 Mr. Gundeck was Director of Acquisitions and Corporate Development of the Company. Mr. Gundeck has been a director of the Company since 1993. Mr. Gundeck is 52. He beneficially owns 8,447 shares of Common Stock of the Company.*(1)

     HOLLIS L. HARRIS has been Chairman, President and Chief Executive Office of Air Canada since January 1993. He previously served as Vice Chairman, President and Chief Executive Officer of Air Canada from February 1992 to December 1992. He was Chairman of the Board, President and Chief Executive Officer of Continental Airlines, Inc. and President and Chief Executive Officer of Continental Airlines Holdings, Inc. from 1990 until 1991. Mr. Harris served as President and Chief Operating Officer of Delta Air Lines, Inc. from 1987 to 1990. Mr. Harris has been a director of the Company since 1988. He also is a director of Continental Airlines, Inc. Mr. Harris is 64. He beneficially owns 730 shares of the Common Stock of the Company.*

     W. STELL HUIE has been Senior Counsel to the law firm of Long, Aldridge & Norman, general counsel to the Company, since January 1995. He previously was a Senior Partner in Long, Aldridge & Norman from 1984 until January 1995. He has been a practicing attorney since 1953. Mr. Huie has been a director of the Company since 1968. Mr. Huie is 65. He beneficially owns 23,715 shares of the Common Stock of the Company.*(1)(2)

                DIRECTORS TO SERVE UNTIL THE 1997 ANNUAL MEETING

     F. DUANE ACKERMAN has been Vice Chairman and Chief Operating Officer of BellSouth Corporation since January 1995. He previously served as President and Chief Executive Officer of BellSouth Telecommunications, Inc. from 1992 until 1994. From 1991 until 1992 he served as President and Chief Executive Operating Officer of BellSouth Telecommunications, Inc. and from March 1991 until November 1991 he served as its Vice Chairman and Group President. Mr. Ackerman previously served as Vice Chairman -- Finance & Administration of BellSouth Corporation from 1989 until 1991. Mr. Ackerman has been a director of the Company since 1993. Mr. Ackerman is a director of BellSouth Corporation, Wachovia Bank of Georgia, N.A. and American Heritage Life Insurance Corporation. Mr. Ackerman is
53. He beneficially owns 2,509 shares of the Common Stock of the Company.*(2)

     JOHN E. ADERHOLD was Chairman and Chief Executive Officer of the Rayloc division of Genuine Parts Company, which re-manufactures and sells automobile parts, from 1989 until his retirement in 1992. Mr. Aderhold has been a director of the Company since 1988. He also is a director of Aaron Rents, Inc., Winter Companies, Bankhead Enterprises, Inc., Technology Park, Inc. and Georgia World Congress Center and is Chairman of the Board of Lanier Bank & Trust Company. Mr. Aderhold is 70. In compliance with Company retirement policies, Mr. Aderhold's term of office as a director of the Company will not continue after the Annual Meeting. He beneficially owns 7,059 shares of the Common Stock of the Company.*(2)

     THOMAS F. KELLER, Ph.D. has been Dean of the Fuqua School of Business at Duke University and R.J. Reynolds Professor of Business Administration at Duke University since 1974. Dr. Keller is a director of Ladd Furniture, Inc., Nations Funds, Inc., Hatteras Income Securities, Inc., Mebane Packaging Group, Mentor Fund Series Trust, DIMON International and Wendy's International, Inc. Dr. Keller is 64. He beneficially owns 2,659 shares of the Common Stock of the Company.*(2)

     REX A. MCCLELLAND has been Senior Vice President of Corporate Services of Delta Airlines, Inc. ("Delta") and has been President of DAL Moscow, Inc., a wholly-owned subsidiary of Delta, since 1993. He previously served as Senior Vice President of Administrative Services of Delta from 1992 until 1993. He was Senior Vice President of Operations of Delta from 1987 until 1992. Mr. McClelland also is a director of WorldSpan, Delta's customer reservations system service provider, TransQuest Information Solutions, a travel and transportation technology venture jointly owned by Delta and American Telephone & Telegraph Co., and Delta-Aeroflot Travel Enterprises, which is jointly owned by Delta and Aeroflot. Mr. McClelland is 59. He beneficially owns 600 shares of the Common Stock of the Company.*
---------------

  * Less than one percent of the outstanding shares of Common Stock of the Company.

(1) With regard to Mr. Biggers, the shares shown include 4,500 shares which Mr. Biggers may acquire upon the exercise of stock options, 15,149 shares allocated to his account under the Profit Sharing Plan and 1,180 shares owned by Mr. Biggers' wife as to which he disclaims any beneficial ownership; with regard to Mr. Carmody, the shares shown include 45,347 shares owned jointly with his wife, 10,500 shares which Mr. Carmody may acquire upon the exercise of stock options and 6,830 shares allocated to his account under the Profit Sharing Plan; with regard to Mr. Curtis VII, the shares shown include 1,013 shares which Mr. Curtis may acquire upon the exercise of stock options, 1,345 shares allocated to Mr. Curtis' account under the Profit Sharing Plan, 79,507 shares voted by him as trustee of certain family trusts and for which he disclaims any beneficial ownership and 21,093 shares for which he shares voting and investment power; with regard to Mr. Gundeck, the shares shown include 7,950 shares which Mr. Gundeck may acquire upon the exercise of stock options and 497 shares allocated to his account under the Profit Sharing Plan; and with regard to Mr. Huie, the shares shown include 1,180 shares owned by Mr. Huie's wife for which Mr. Huie disclaims any beneficial ownership.

(2) With regard to each of Messrs. Ackerman, Aderhold, Dickson, Huie, Keller and Northrop, the shares shown include 1,909 shares which such persons may acquire upon the exercise of stock options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Executive Committee, a Compensation and Nominating Committee and an Audit Committee. During the fiscal year ended December 31, 1995, the Board of Directors held five meetings, the Executive Committee held one meeting, the Compensation and Nominating Committee held four meetings and the Audit Committee held two meetings. Attendance at meetings of the Board and its committees as a whole averaged 93%. Each director attended 75% or more of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he served during such fiscal year except Messrs. Harris and McClelland.

     The Executive Committee is composed of Messrs. Biggers (Chairman), Carmody, Curtis and Gundeck. This committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Articles of Incorporation or Bylaws of the Company, committees, filling vacancies on the Board of Directors or any of its committees, approving or proposing to the shareholders action that is required to be approved by the shareholders, or approving a plan of merger that does not require shareholder approval. All actions of the Executive Committee are submitted for review and ratification by the full Board of Directors.

     The Compensation and Nominating Committee is composed of Messrs. Aderhold (Chairman), Ackerman, Harris and Northrop. This committee reviews the performance of all of the Company's executive officers, recommends to the Board the amount and form of all compensation of executive officers of the

Company and recommends to the Board nominees for election to the Board of Directors. The Compensation and Nominating Committee will consider nominees for director recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Article III, Section 2 of the Bylaws of the Company. See "Shareholder Proposals For 1997 Annual Meeting."

     The Audit Committee is composed of Messrs. Dickson (Chairman), Huie, Keller and McClelland. This committee is responsible for the review and evaluation of the Company's internal controls and accounting procedures and for the review of audit reports with the Company's independent auditors. In addition, this committee makes recommendations to the Board of Directors concerning the appointment of independent auditors.

DIRECTOR COMPENSATION

     Nonemployee directors receive a quarterly retainer fee of $3,750 plus $1,100 for each meeting of the Board of Directors attended. Nonemployee directors who are members of the Executive Committee, the Compensation and Nominating Committee or the Audit Committee receive $750 per meeting if in attendance, and nonemployee Chairmen of these committees and the Board receive an additional fee of $500 per committee meeting if in attendance. Directors who are salaried employees of the Company or any of its subsidiaries do not receive fees for their services as directors.

     DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Company maintains the Deferred Compensation Plan for Directors in which all directors of the Company are eligible to participate. If a director elects to participate, the director may elect to defer retainer fees, meeting fees or all fees otherwise payable to him for service on the Board of Directors. At the election of each participant, amounts deferred under the plan prior to April 1, 1994, are treated as if invested under either a "cash deferral program" or a "phantom stock program." Under the cash deferral program, the deferred fees are credited with deemed interest at a rate determined from time to time by a committee appointed by the Board of Directors of the Company. Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of Common Stock of the Company. A bookkeeping account is set up for the participant which is credited with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees at the time of deferral. The number of stock units credited to the participant is adjusted periodically to account for dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of Common Stock. All amounts deferred under the plan on or after April 1, 1994 are invested under the cash deferral program.

     Generally, a participant will receive payment of his benefit under the plan in quarterly installments over five years, in cash, beginning after he attains age 70 or, if later, after he retires or otherwise leaves the Board of Directors of the Company. The amount of each cash payment is determined, in the case of the cash deferral program, by the amount of fees deferred plus the interest accrued thereon or, in the case of the phantom stock program, by the number of stock units credited to the participant's account and the market value per share of the Company's Common Stock. If a participant dies before receiving full payment of his benefit under the plan, the remaining amount will be paid in a lump sum, in cash, to his beneficiary.

     None of the executive officers named in the Summary Compensation Table who also are directors of the Company receive fees for services as a director and therefore no amounts have been deferred for these individuals under the plan. Amounts deferred and accrued pursuant to the plan for all current directors who are not executive officers as a group totaled $209,764 for the 1995 fiscal year of the Company.

     1993 DIRECTORS STOCK INCENTIVE PLAN. The American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "1993 Plan") provides for the granting of Stock Rights (as defined below) to directors who are not otherwise compensated employees of the Company or its subsidiaries. Nine directors currently are eligible to participate in the 1993 Plan. The 1993 Plan is administered by those members of the Executive Committee of the Company who are not eligible to participate in the 1993 Plan (the "Committee"). The Committee has full authority to, among other things, determine the terms and provisions of the instruments by which grants of nonqualified stock options ("Options") and awards of restricted stock ("Restricted Stock") (collectively, "Stock Rights") are evidenced.

     The 1993 Plan provides that the Committee may grant Stock Rights with respect to a maximum of 225,000 shares of Common Stock, which number has been adjusted to reflect the 3-for-2 stock split of the Company's Common Stock effected on June 15, 1995. Shares underlying any Option granted under the 1993 Plan that expires or terminates without having been fully exercised may be added to the Common Stock otherwise available for grants of Stock Rights under the 1993 Plan.

     An eligible director may elect to receive an Option to purchase Common Stock of the Company in lieu of all or a portion of his director's retainer fee. The option price of each share of Common Stock underlying an Option is one-half of the fair market value of a share of Common Stock on the date the Option is granted. The term of any Option granted under the 1993 Plan commences on the date the Option is granted and expires three months following the tenth anniversary of the date the Option is granted. Generally, no Option may be exercised for at least 12 months after the date of grant. Upon a change of control of the Company, however, all Options become immediately exercisable for the full number of shares. Upon exercise of an Option, payment must be made in full in cash or in shares of Common Stock already owned by the director or in a combination of cash and shares. Payment must equal the option price of the shares subject to the Option being exercised multiplied by the number of shares being purchased. Options granted under the 1993 Plan are not assignable except at death.

     Eligible directors under the 1993 Plan will receive an award or awards of Restricted Stock which will provide the recipient with immediate rights of ownership in the shares of Common Stock underlying the award. Awards are subject to conditions and restrictions as specified by the Committee. Each eligible director will receive Restricted Stock as follows: (i) upon an eligible director's initial election to the Board, an individual receives 200 shares of Restricted Stock; (ii) as of the date of the annual shareholders meeting which follows an employee director's (i.e., an ineligible director) retirement as an employee of the Company and continuance in his role as a director (therefore becoming an eligible director), an individual receives 200 shares of Restricted Stock; and (iii) upon beginning any term as a director of the Company, an individual receives 100 shares of Restricted Stock; provided, that upon the beginning date of his eighth three-year term, an individual receives 200 shares of Restricted Stock. No director will receive more than 1,000 shares of Restricted Stock. Generally, a recipient of Restricted Stock will become vested and will obtain a nonforfeitable interest in the Restricted Stock three years after the date of grant. Recipients of awards of Restricted Stock will have the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Restricted Stock; however, recipients shall not have the right to transfer, sell or assign the Restricted Stock until the lapse of the restrictions.

     The 1993 Plan became effective as of October 1, 1993 and will terminate upon action of the Board of Directors; provided, however, that no such termination will affect the rights of the Optionees who have outstanding Stock Rights without the consent of such Optionees.

     During the fiscal year ended December 31, 1995, the Committee granted Options to purchase 1,682 shares of Common Stock at an option price of $8.917 per share to each of the following directors of the Company: Messrs. Ackerman, Aderhold, Dickson, Huie, Keller and Northrop. During the fiscal year ended December 31, 1995, the Committee awarded 100 shares of Restricted Stock to each of Messrs. Harris and Huie, and 200 shares of Restricted Stock to Mr. McClelland, which share numbers do not reflect the 3-for-2 stock split of the Company's Common Stock effected on June 15, 1995.

                             EXECUTIVE COMPENSATION

     Table 1 summarizes by various categories, for the fiscal years ended December 31, 1995, 1994 and 1993, the total compensation earned by (i) the Chief Executive Officer of the Company and (ii) each of the four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1995 and whose salary and bonus for the fiscal year ended December 31, 1995 exceeded $100,000 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Compensation and Nominating Committee in recommending the compensation of the Chief Executive Officer of the Company and, generally, the other executive officers of the Company, see "Compensation and Nominating Committee Report" below.

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                        AWARDS
                                                                     ------------
                                                                      SECURITIES
                                        ANNUAL COMPENSATION           UNDERLYING       ALL OTHER
       NAME AND                     ----------------------------       OPTIONS        COMPENSATION
  PRINCIPAL POSITION       YEAR     SALARY($)(1)     BONUS($)(2)         (#)            ($)(3)
-----------------------    ----     ------------     -----------     ------------     -----------
T. R. Carmody(4)           1995        435,000         478,500          15,000           49,129
  Chairman and             1994        385,000         231,000           8,000           31,568
  Chief Executive          1993        350,000          70,000           4,000           17,902
  Officer
R. W. Gundeck(4)(5)        1995        295,000         295,000          32,600           32,207
  President and            1994        237,500         122,500           4,000           20,805
  Chief Operating          1993        175,000          38,000           2,000           16,899
  Officer
Henry Curtis VII           1995         75,500          30,200           1,800            5,794
  Vice President --        1994         72,000           4,600               0            4,403
  Administration           1993         67,000           4,300             900            4,015
W. C. Downer(4)(6)         1995        166,000          66,400           3,000           17,038
  Vice President --        1994        157,000          58,875           1,707           12,659
  Finance and              1993        148,000          24,000           1,200           13,177
  Chief Financial
  Officer
R. A. LeFeber(4)           1995        121,000          48,400           2,183           11,862
  Vice President --        1994        115,000          43,125           1,000            9,193
  Investor Relations       1993        109,000          15,000           1,000            9,953
  and Communications

---------------

(1) Includes before-tax contributions made to the 401(k) Plan during fiscal
     1995.

(2) Reflects cash bonus awards earned during the respective fiscal years for the achievement of performance criteria pursuant to the Annual Management Incentive Bonus Plan. (See "Compensation and Nominating Committee
     Report -- Executive Officer Compensation.")

(3) All Other Compensation earned during fiscal 1995 includes the following (i) Company contributions to the Profit Sharing Plan: Mr. Carmody -- $10,125; Mr. Gundeck -- $10,125; Mr. Curtis -- $5,414; Mr. Downer -- $10,125; and
     Mr. LeFeber -- $10,125; (ii) Company contributions to the 401(k) Plan: Mr. Gundeck -- $750; Mr. Curtis -- $380; and Mr. Downer -- $750; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr. Carmody -- $3,492; Mr. Downer -- $1,445; and Mr.
     LeFeber -- $1,116; (iv) Company contributions to the American Business Products, Inc. Executive Retirement Plan: Mr. Gundeck -- $3,330; and (v) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Carmody -- $35,512; Mr. Gundeck -- $18,002; Mr. Downer -- $4,718; and Mr.
     LeFeber -- $621.

     All Other Compensation earned during fiscal 1994 includes the following:
     (i) Company contributions to the Profit Sharing Plan: Mr.
     Carmody -- $9,375; Mr. Gundeck -- $9,375; Mr. Curtis -- $4,403; Mr.
     Downer -- $9,375; and Mr. LeFeber -- $8,125; (ii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers; Mr. Carmody -- $3,124; Mr. Downer -- $1,340; and Mr. LeFeber -- $1,068;
     (iii) Company contributions to the American Business Products, Inc. Executive Retirement Plan; Mr. Gundeck -- $3,330; and (iv) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr.
     Carmody -- $19,069; Mr. Gundeck -- $8,100; and Mr. Downer -- $1,944.

     All Other Compensation paid during fiscal 1993 includes the following: (i) Company contributions to the Profit Sharing Plan: Mr. Carmody -- $14,744; Mr. Gundeck -- $13,569; Mr. Curtis -- $4,015; Mr. Downer -- $11,431; and
     Mr. LeFeber -- $8,431; (ii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr. Carmody -- $3,158; Mr. Downer -- $1,746; and Mr. LeFeber -- $1,522; and (iii) Company contributions to the American Business Products, Inc. Executive Retirement
     Plan: Mr. Gundeck -- $3,330.

(4) Mr. Gundeck was elected as Chief Executive Officer effective January 1, 1996, replacing Mr. Carmody who continues to serve as Chairman of the Board of the Company.

(5) Salary includes before-tax contributions to the American Business Products, Inc. Special Nonqualified Deferred Compensation Plan.

(6) Mr. Downer resigned as Vice President of Finance and Chief Financial Officer effective December 31, 1995.

OPTION GRANTS

     Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1995. Included in such information, in accordance with the rules and regulations of the Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                   TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                                                                         REALIZATION
                                       INDIVIDUAL GRANTS                                               VALUE AT ASSUMED
------------------------------------------------------------------------------------------------       ANNUAL RATES OF
                         NUMBER OF            % OF TOTAL                                                 STOCK PRICE
                        SECURITIES             OPTIONS                                                 APPRECIATION FOR
                        UNDERLYING            GRANTED TO      EXERCISE OR                                OPTION TERM
                          OPTIONS            EMPLOYEES IN     BASE PRICE          EXPIRATION         --------------------
     NAME              GRANTED(#)(1)         FISCAL YEAR       ($/SH)(2)           DATE(3)            5%($)       10%($)
---------------    ---------------------     ------------     -----------     ------------------     -------     --------
T. R. Carmody              15,000                 9.08           18.333              6/7/05          172,946      438,279
R. W. Gundeck              12,600                 7.63           18.333              6/7/05          145,272      368,148
                           20,000                12.11           20.750             10/9/05          260,991      661,403
H. Curtis VII               1,800                 1.09           18.333              6/7/05           20,753       52,593
W. C. Downer                2,250                 1.36           18.333              6/7/05           25,941       65,741
                              750                 0.45           18.667              6/6/00            4,008        8,894
R. A. LeFeber               1,800                 1.09           18.333              6/7/05           20,753       52,593
                              383                 0.23           24.375              6/6/00            2,338        5,110

---------------

(1) The indicated number of options were granted to the named executive officers on June 7, 1995 pursuant to the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan"). Mr. Gundeck also was granted a stock option to purchase 20,000 shares on October 9, 1995 pursuant to the 1991 Plan. Such options vest in increments, with 25% of the shares covered thereby becoming exercisable on the first anniversary of the date of grant, an additional 25% of the option shares becoming exercisable on each successive anniversary date, and full vesting occurring on the fourth anniversary date. In addition, reload options for 750 and 383 shares were granted to Mr. Downer on April 7, 1995 and to Mr. LeFeber on November 8, 1995, respectively, pursuant to the American Business Products, Inc. 1981 Stock Option Plan (the "1981 Stock Option Plan") and such options are fully exercisable.

(2) The exercise price of an option may be paid in cash, by delivery of already owned shares of Common Stock of the Company or by a combination thereof, subject to certain conditions. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a reload option may be granted to the optionee. A reload option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an optionee who pays for the exercise of a reload option with shares of Common Stock of the Company. Pursuant to the terms of the plans, the Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice options.

(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company; provided, however, the term for reload options is that of the original option.

OPTION EXERCISES

     Table 3 sets forth the number of shares of Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended December 31, 1995, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1995 and (ii) the respective values of "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1995.

      TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                YEAR-END VALUES

                                                                              FISCAL YEAR-END
                                                      ---------------------------------------------------------------
                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                       EXERCISES DURING YEAR                OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS AT
                  -------------------------------              YEAR-END(#)                   FISCAL YEAR-END($)
                  SHARES ACQUIRED        VALUE        -----------------------------     -----------------------------
     NAME         ON EXERCISE(#)      REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------    ---------------     -----------     -----------     -------------     -----------     -------------
T. R.
  Carmody.....         6,750             48,281          10,500           28,500           77,500          188,500
R. W.
  Gundeck.....             0                 --           7,950           39,050          116,720          374,650
H. Curtis
  VII.........             0                 --           1,013            2,437           10,617           25,533
W. C. Downer..         1,350             11,175           7,699            4,950          107,009           58,725
R. A.
  LeFeber.....         4,045             64,166           4,433            4,050           57,905           48,175

     Set forth below is information regarding the Company's executive compensation plan under which the named executive officers have vested rights to receive future compensation in an amount exceeding $100,000 but received no payments in 1995. Such amounts therefore are not included in the Summary Compensation Table.

SUPPLEMENTAL RETIREMENT INCOME PLAN

     The Supplemental Retirement Income Plan covers certain executives of the Company and its subsidiaries who are designated by the Board of Directors of the Company. Upon retirement, a vested participant generally will receive fixed monthly cash payments for life, with guaranteed payments to the participant or his beneficiary for a minimum of 15 years. Annual payments generally are equal to 50% of the highest annual compensation (base salary plus bonus) paid to the participant during the last three years in which the participant received his annual salary prior to the reaching age 62, but amounts payable under the plan are subject to dollar limits set by the Board for each participant. Similar death benefits and disability benefits (with specified reductions) are payable beginning on the date of death or disability, respectively, if the participant dies prior to age 62 or becomes disabled. A participant is fully vested once (i) he attains age 62; (ii) the sum of his age and years of service equals or exceeds 75 years and he has attained at least age 60 while employed by the Company or any of its subsidiaries; (iii) if prior to retirement he dies or suffers total and permanent disability; (iv) if his employment is involuntarily terminated for a reason other than cause; or (v) upon a change in control of the Company. A participant whose employment is voluntarily terminated between the ages of 55 and 60 is partially vested if the sum of his age and years of service exceeds 75. A participant terminated involuntarily for a reason other than for cause is treated as if he remains employed until his retirement (age 60 or 62, at the participant's election). Mr. Carmody is vested in benefits of $175,000 per year under the plan, and Mr. LeFeber is vested in benefits of $50,000 per year under the plan.

DEFERRED COMPENSATION INVESTMENT PLAN (EXECUTIVES)

     The Deferred Compensation Investment Plan (Executives) covers certain key executives of the Company and its subsidiaries as designated by the Board of Directors of the Company. Under the plan, each participant elected to defer a specified amount of his 1985 annual compensation to be invested in the plan. The Company has invested the deferred funds in life insurance contracts. Under the plan, the Company may change its investments at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12% (accrued to age 62).

     A participant is fully vested in the amount of his benefit (i) once he attains age 60 while actively employed by the Company or any of its subsidiaries; (ii) if prior to retirement, once he suffers total and permanent disability or dies; or (iii) upon a change in control of the Company. If a participant dies before actual retirement, the participant's beneficiary will receive equal monthly installments of the participant's benefit over a 15 year period. If a participant dies after payments commence, his benefit will be payable to his beneficiary for the remainder of the 15 year payment period. A participant may elect to receive his vested benefit as early as age 60 but such benefit will be actuarially reduced for each month that pay begins before age
62. If a participant voluntarily terminates his employment between ages 55 and 60 for reasons other than death or disability, he will receive a lump-sum distribution equal to the amount of compensation he has deferred, plus interest accrued at the annual compound rate of 15%. If a participant commits suicide within two years after becoming a participant, goes into competition with the Company or voluntarily terminates his employment before attaining age 55, he will receive a lump-sum distribution equal to the amount of his deferral, plus interest accrued at the annual compound rate of 12%. A participant whose employment is involuntarily terminated for a reason other than cause will be 100% vested in his benefit, which will be payable at age 60 or 62 as if he retired or, at his election, in a single lump-sum payment with interest accrued at the annual compound rate of 15%. Mr. Carmody is vested in benefits of $55,800 per year under the plan, and Mr. LeFeber is vested in benefits of $41,100 per year under the plan.

EXECUTIVE RETIREMENT PLAN

     In 1992, the Company adopted the American Business Products Inc. Executive Retirement Plan (the "Executive Plan") for the benefit of a specified group of employees of the Company and its subsidiaries. The Executive Plan is a nonqualified defined contribution plan that permits eligible employees to defer compensation on an after-tax basis. The minimum annual deferral amount is $2,500. For each period for which an employee makes a contribution, the Company will contribute an amount equal to 45% of the employee's contribution amount which does not exceed 2.25% of his compensation for the period. Benefits under the Executive Plan are provided exclusively through insurance policies.

     Eligible employees include those employees of the Company or its subsidiaries who are actively employed at an open enrollment period and who have either (i) completed one year of employment and have compensation equal to or greater than $50,000, or (ii) completed five years of employment and have compensation equal to or greater than $40,000. For purposes of the Executive Plan, "compensation" generally includes taxable wages plus deferrals into Code
Section 401(k) or 125 plans. Open enrollment periods are established periodically by the administrative committee of the Executive Plan.

     Each employee's contributions (and the Company's contributions on behalf of such employee) are invested in split-dollar insurance policies issued by The Confederation Life Insurance Company (unless the administrative committee determines to change the insurer). The Company retains ownership of the cash surrender value of each policy in an amount equal to the total of the Company's contributions toward the policy. In addition, the Company retains ownership of a portion of the death benefits of the policy equal to the lesser of the Company's contributions plus 6% interest or the total death benefit. If an employee terminates employment, the Company may cause the insurance company to surrender to the Company the amount of cash surrender value retained by the Company and then release the policy to the employee. Upon the employee's reaching age 65 or an earlier retirement date consented to by the administrative committee, both the Company and the employee may borrow against or withdraw from the cash surrender value of the policy. Once the Company has withdrawn or borrowed the amount of its retained ownership, it will release the policy to the employee. Distributions of cash surrender value to the employee will generally be made in monthly installments over a 15-year period. The calculation of amounts payable will be based on the insurance company's internal crediting rate applicable to the policy. The Executive Plan contains other specific provisions related to hardship withdrawals, loans and distributions from the policies. Mr. Gundeck's projected annual benefit at age 65 is $32,292 per year payable for 15 years.

COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation and Nominating Committee (the "Compensation Committee") of the Board of Directors discusses the Compensation Committee's compensation objectives and policies applicable to the Company's executive officers. The report specifically reviews the Compensation Committee's guidelines in establishing the compensation of the Company's Chief Executive Officer as reported in the Summary Compensation Table and generally with respect to all executive officers. The Compensation Committee is composed entirely of independent, nonemployee directors, whose main focus is always the enhancement of shareholder value. During 1995, shareholders benefitted from a 92% appreciation in the value of the Company's Common Stock.

EXECUTIVE OFFICER COMPENSATION

     The Company's compensation programs for its executive officers are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Compensation Committee believes that this relationship is best implemented by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance. These components are base salary, short-term incentive compensation and long-term incentive compensation.

     BASE SALARIES. In setting base salaries for the executive officers, the Compensation Committee considers survey-derived data concerning compensation paid by other bonus-paying companies that are similar in size to the Company and that manufacture nondurable goods. While some of the companies identified in the stock performance graph peer group index are included in these surveys, the Compensation Committee believes its competitors for executive talent are also found outside of that group. As a matter of policy, base salaries are targeted at the 50th percentile of comparable companies. These targeted base salary levels provide the Compensation Committee a reference of competitive pay while allowing the Compensation Committee to approve base salaries slightly above or below the survey-derived pay on the basis of individual experience, performance and responsibilities. The performance of the executive officers is determined by the Chief Executive Officer's evaluation of how well each executive officer has fulfilled his responsibilities, taking into account actual performance as compared to the financial goals established for the Company and other goals established for his area of responsibility. The Compensation Committee annually reviews the survey methodology and approves the targeted base salary levels for the executive officers. These pay levels are then used by the Chief Executive Officer in recommending base salaries for those executives reporting directly to him. These recommendations are considered by the Compensation Committee as it sets the base salaries for the executive officers.

     SHORT-TERM INCENTIVE COMPENSATION. Under the Company's Annual Management Incentive Bonus Plan (the "Bonus Plan"), the Company's executive officers and other key employees have the opportunity to earn annual performance bonuses. A threshold return of 9% on shareholders' equity must be achieved before any bonuses are earned regardless of individual or business unit performance.

     The bonuses paid for 1995 were based on the following factors: Company sales revenues of $633,955,000; income of $25,505,000; and attainment of predetermined individual goals. These financial measures accounted for approximately 80% of an executive's bonus, and the achievement of individual goals accounted for the remainder.

     In the Bonus Plan for 1995, the Compensation Committee modified the Plan to significantly reduce the level of award opportunity at the Plan's "Improvement" (i.e., threshold) level of performance from the prior range of 12.5% to 20% of salary for various levels of participants to 5% of salary for all participants, to make a small adjustment in the award opportunity at the "Target" level of performance from the prior range of 20% to 40% for various levels of participants to a new range of 25% to 50% for those same levels of participants; and to increase both the required level of performance necessary to achieve the "Maximum" level of award opportunity and the associated award opportunities from the prior range of 37.5% to 60% for various levels of participants to a new range of 40% to 100% for those same levels of participants.

     The annual performance goals for the Company and each executive officer are recommended at the beginning of the fiscal year by the Chief Executive Officer and approved by the Compensation Committee. If performance goals are met or exceeded, the President could earn from 5% to 90% of base salary. The other executives reporting to the Chief Executive Officer could earn from 5% to 40% of base salary. Furthermore, the Compensation Committee has the discretion to increase the bonus amounts beyond the maximum range based on their determination of an individual's special contribution. Actual awards to all executive officers (except the Chief Executive Officer) in 1995 averaged 58.3% of base salary and are reflected in "Executive Compensation -- Table 1: Summary Compensation Table" for the named executive officers.

     Additionally, certain executive officers receive special bonuses in lieu of the contributions to the Profit Sharing Plan which would have been made but for limitations imposed by the Internal Revenue Service on the amount of earnings that may be considered for contributions. The special bonuses for these executive officers (excluding the Chief Executive Officer) totalled $23,342 for 1995 and are reflected in "Executive Compensation -- Table 1: Summary Compensation Table" for the named executive officers.

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation plan is based on the Company's 1981 Stock Option Plan and the 1991 Stock Incentive Plan. These plans promote ownership of the Company's Common Stock which, in turn, provides a common interest between the shareholders and executive officers of the Company. In establishing a long-term incentive compensation plan, the Compensation Committee concluded that target incentive compensation opportunities (in the form of stock option grants) should be established and that compensation paid under such stock option plan should be directly linked to the performance of the Company (as reflected by increases in the price of its Common Stock) and the contribution of the individual thereto.

     Options usually are granted annually, have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The number of options granted to executive officers is based on a review of grant levels at comparable companies by the Compensation Committee, which is charged with administering the option plans. Stock options granted to the named executive officers during the fiscal year ended December 31, 1995 and year-end option values are reflected in "Executive Compensation -- Table 2: Option Grants in Last Fiscal Year" and "Executive Compensation -- Table 3: Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

     Additionally, the 1991 Stock Incentive Plan provides for the grant of restricted stock awards to key employees at the discretion of the Compensation Committee, either in recognition of extraordinary performance or as a result of the achievement of preestablished performance goals for periods of at least three years. No grants of restricted stock were made to executive officers during 1995.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Company's Chief Executive Officer is consistent with the compensation philosophy of the Company and is targeted at the 50th percentile of comparable companies. In determining the size of the base salary component of Mr. Carmody's compensation, the Compensation Committee considers competitive industry pay practices, the Company's performance and Mr. Carmody's contribution to that performance. On the basis of the marketplace review and Mr. Carmody's performance in 1995, the Compensation Committee approved a base salary increase for Mr. Carmody of 13% for fiscal 1995, thereby increasing his base salary to $435,000.

     In addition to his base salary, Mr. Carmody is eligible to receive annual incentive compensation pursuant to the Bonus Plan. Annual goals for Mr. Carmody are established by the Compensation Committee at the beginning of each fiscal year and are based on the same factors considered for all other executive officers. The annual bonus award has a significant effect on Mr. Carmody's total annual compensation. In fiscal 1995, the Company once again achieved record sales and earnings that far exceeded the goals set at the beginning of the fiscal year. Accordingly, for fiscal 1995, Mr. Carmody received a cash bonus award equal to 110% of his base salary. (See "Executive Compensation -- Table 1:
Summary Compensation Table." Mr. Carmody's annual bonus award reflects the Company's excellent results in fiscal 1995 under Mr. Carmody's strong leadership.

     Mr. Carmody also received a special bonus of $35,512 in lieu of the contributions to the Profit Sharing Plan which would have been made but for limitations imposed by the Internal Revenue Service on the amount of earnings that may be considered for contributions.

     Mr. Carmody also is entitled to receive long-term incentive compensation pursuant to the 1981 Stock Option Plan and the 1991 Stock Incentive Plan. The Compensation Committee, in its sole discretion, determines the amount of any award to be granted to Mr. Carmody. For fiscal 1995, Mr. Carmody was granted a stock option pursuant to the 1991 Stock Incentive Plan to purchase 10,000 shares of Common Stock of the Company, which option is exercisable for 15,000 shares after adjustment for the Company's 3-for-2 stock split declared in 1995. The amount of the grant was based on a compensation study regarding comparable companies in the industry. (See "Executive Compensation -- Table 1: Summary Compensation Table" and "Executive Compensation -- Table 2: Option Grants in Last Fiscal Year.")

     The Compensation Committee believes the total compensation program for Mr. Carmody is competitive with that provided by comparable companies, is commensurate with the responsibilities of his office and reflects both the Company's performance and his personal contributions to the Company's performance.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE
COMPENSATION

     It is the responsibility of the Compensation Committee to address the issues raised by the recent change in the tax laws which made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to these companies beginning in 1995. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by the Company. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     Compensation and Nominating Committee: John E. Aderhold (Chairman), F. Duane Ackerman, Hollis L. Harris and G. Harold Northrop.

CERTAIN TRANSACTIONS

     Pursuant to the terms of a promissory note dated September 1, 1995 and amended as of February 23, 1996, the Company extended a bridge loan of $272,000 to Richard G. Smith, who was appointed Vice President of Finance and Chief Financial Officer of the Company effective January 1, 1996. The bridge loan was made in connection with Mr. Smith's employment by the Company and the transfer of Mr. Smith to Atlanta. The loan matures on August 31, 1996 or upon the seventh day following the sale of Mr. Smith's former residence, whichever occurs first. Interest began to accrue on the unpaid principal as of March 1, 1996 at a rate of 8% annually. As of March 1, 1996, $225,000 was outstanding under the note.

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and in a peer group index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, THE S&P 500 INDEX AND A PEER GROUP INDEX

                            AMERICAN
                            BUSINESS
   MEASUREMENT PERIOD       PRODUCTS,     S&P 500
  (FISCAL YEAR COVERED)       INC.         INDEX     PEER GROUP
12/31/90                           100          100          100
12/31/91                           213          130          118
12/31/92                           223          140          118
12/31/93                           207          155          149
12/31/94                           191          157          148
12/31/95                           378          215          194

Assumes $100 invested on December 31, 1990 in the Company's Common Stock, the S&P 500 Index, and the peer group index and also assumes dividend reinvestment. The peer group index is composed of the following companies: Duplex Products Inc., Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company, The Standard Register Company and Wallace Computer Services, Inc.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission and the Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other report were required for those persons, the Company believes that, during the fiscal year ended December 31, 1995, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with.

                  PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors of the Company for the fiscal year ending December 31, 1996 and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Deloitte & Touche LLP (or its predecessor) has served as independent auditors of the Company since 1969 and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals and director nominations intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be submitted to the Company in accordance with the procedures set forth in Article II, Section 1 and
Article III, Section 2, respectively, of the Bylaws of the Company. The effect of these provisions is that shareholders must submit such proposals and nominations in writing to the Company on or before November 19, 1996 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 1997 Annual Meeting. All such proposals and nominations should be submitted on or before such date by certified mail, return receipt requested, to the Secretary of the Company at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328 (P.O. Box 105684, Atlanta, Georgia 30348).

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which properly may come before the Annual Meeting. However, if any other matter should be presented properly for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed proxy card(s) to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of the Company.

                                          By Order of the Board of Directors

                                          /s/ Dawn M. Gray
                                          DAWN M. GRAY
                                          Secretary

Atlanta, Georgia
March 18, 1996
                             ---------------------

     The Company's 1995 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                 APPENDIX A

REVOCABLE PROXY         AMERICAN BUSINESS PRODUCTS, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE 1996 ANNUAL MEETING OF SHAREHOLDERS

   The undersigned hereby appoints W. Stell Huie and Robert W. Gundeck, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, April 24, 1996 at 11:00 a.m., Atlanta time, and at any and all adjournments thereof , as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The election as directors of the four nominees listed below to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

                    / /   FOR ALL nominees listed below                                  / /   WITHHOLD AUTHORITY to vote for
                          (except as marked to the contrary below).                            all nominees listed below.

  INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

 W. JOSEPH BIGGERS, HENRY CURTIS VII, C. DOUGLAS MILLER AND G. HAROLD NORTHROP

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1996 fiscal year.

               / / FOR          / / AGAINST          / / ABSTAIN
   In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

          (Continued, and to be signed and dated on the reverse side)

                        (Continued from the other side)

   THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

   If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof by notifying the Secretary of the Company in writing at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card to the Secretary, or by appearing and voting in person at the Annual Meeting all shares of Common Stock of the Company owned by this undersigned as of the record date (March 5, 1996).

                                                 Please mark, date and sign
                                                 exactly as your name appears on
                                                 the proxy card. When shares are
                                                 held jointly, both holders
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee,
                                                 custodian or guardian, please
                                                 give your full title, if the
                                                 holder is a corporation or
                                                 partnership, the full corporate
                                                 or partnership name should be
                                                 signed by a duly authorized
                                                 officer.

                                                 Date:                    ,1996
                                                      ---------------------

                                                 ------------------------------

                                                            Signature

                                                 ------------------------------

                                                    Signature, if shares held
                                                             jointly

                                                                 APPENDIX B
REVOCABLE PROXY         AMERICAN BUSINESS PRODUCTS, INC.
            EMPLOYEE SAVINGS PLAN AND PROFIT SHARING RETIREMENT PLAN
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING OF
                                  SHAREHOLDERS

   PURSUANT TO THE TERMS OF THE AMERICAN BUSINESS PRODUCTS, INC. EMPLOYEE SAVINGS PLAN (THE "SAVINGS PLAN") AND THE AMERICAN BUSINESS PRODUCTS, INC. PROFIT SHARING RETIREMENT PLAN (THE "PROFIT SHARING PLAN"), THE SHARES OF COMMON STOCK TO WHICH THIS PROXY CARD RELATES MAY NOT BE VOTED IN PERSON AT THE ANNUAL MEETING.

   The undersigned hereby appoints Robert G. Baker, Thomas R. Carmody, Henry Curtis VII and Robert W. Gundeck (as the Trustees of the Savings Plan and the Profit Sharing Plan), and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") attributable to the undersigned's account pursuant to the Savings Plan and/or Profit Sharing Plan which the undersigned is entitled to vote in connection with the 1996 Annual Meeting of Shareholders, to be held on Wednesday, April 24, 1996 at 11:00 a.m., Atlanta time, and at any and all adjournments thereof , as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The election as directors of the four nominees listed below to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

                    / /   FOR ALL nominees listed below                                  / /   WITHHOLD AUTHORITY to vote for
                          (except as marked to the contrary below).                            all nominees listed below.

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

 W. JOSEPH BIGGERS, HENRY CURTIS VII, C. DOUGLAS MILLER AND G. HAROLD NORTHROP

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1996 fiscal year.

               / / FOR          / / AGAINST          / / ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE

          (Continued, and to be signed and dated on the reverse side)

                        (Continued from the other side)

   THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED WITH REGARD TO THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN AND THE PROFIT SHARING PLAN AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment as Trustees of the Plans. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

   If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Trustees at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above or by submitting to the Trustee a duly executed and later dated proxy card.

                                       Please mark, date and sign
                                       exactly as your name appears on
                                       the proxy card. When shares are
                                       held jointly, both holders
                                       should sign. When signing as
                                       attorney, executor,
                                       administrator, trustee,
                                       custodian or guardian, please
                                       give your full title, if the
                                       holder is a corporation or
                                       partnership, the full corporate
                                       or partnership name should be
                                       signed by a duly authorized
                                       officer.

                                       Date:                         , 1996
                                             ------------------------

                                       ------------------------------------
                                                    Signature

                                       ------------------------------------
                                              Signature, if shares held
                                                       jointly